EXHIBIT 10

           AGREEMENT DATED APRIL 24, 2000 AMONG AMVC, KEY, KTC AND FMC



                                    AGREEMENT
                                    =========

                  AGREEMENT, dated as of April 24, 2000 (this "Agreement"), among FMC Corporation, a Delaware corporation ("FMC"), Key Technology, Inc., an Oregon corporation ("Key"), KTC Acquisition Corp., an Oregon corporation and a wholly owned subsidiary of Key ("Sub"), and Advanced Machine Vision Corporation, a California corporation ("AMVC").

                                    RECITALS

                  WHEREAS, Key, Sub and AMVC have entered into an Agreement and Plan of Merger, made as of February 15, 2000, as amended as of February 25, 2000 (the "Merger Agreement");

                  WHEREAS, FMC owns all of AMVC's Series B Preferred Stock, 119,106 shares of which are issued and outstanding (the "Company Series B Preferred Stock"), owns an Option dated October 14, 1998 for the purchase of AMVC's Class A Common Stock, has a right to designate a director on the AMVC board and has rights under the Series B Purchase Agreement, the Registration Rights Agreement and the Representative Agreement, in each case dated as of October 14, 1998;

                  WHEREAS, it is a condition to the obligations of the parties under the Merger Agreement that the holder of the Company Series B Preferred Stock shall have voted in favor of the Merger Agreement; and

                  WHEREAS, in order to, among other things, induce FMC to vote in favor of the Merger Agreement and to relinquish its option and other valuable rights, Key, Sub and AMVC have agreed to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth herein, the parties agree as follows:

     1. Merger Agreement. (a) Key, Sub and AMVC hereby agree that, effective with the execution and delivery of this Agreement, Sections 2.5 and 2.6 of the Merger Agreement are amended and restated to read as follows:

     "2.5 Conversion and Exchange of Shares. The manner and basis of converting at the Effective Time Company Common Stock into cash and shares of Parent's Series B Convertible Preferred Stock, $10.00 par value, having the rights and preferences set forth in the attached Exhibit 2.5A (the "Series B Preferred") with the attached redeemable Warrant to purchase shares of Parent's Common Stock in the form attached as Exhibit 2.5B, the exchange of certificates therefor, the manner and basis of converting the Company Series B Preferred Stock into Parent's Series C Convertible Preferred Stock, $20.00 par value, having the rights and preferences set forth in the attached Exhibit 2.5C (the "Series C Preferred") with the attached redeemable Warrant to purchase shares of Parent's Common Stock in the form attached as Exhibit 2.5B and the manner and basis of converting Company Options outstanding at the Effective Time shall be as set forth herein."

     (a) Conversion of Shares.

     (i) (A) Each share of Company Common Stock (both Class A and Class B) issued and outstanding immediately prior to the Effective Time (except Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $1.00 in cash and one-tenth of a share of Series B Preferred, with each share of Series B Preferred to be accompanied by a Warrant, redeemable at any time by the holder for $2.50 in cash and exercisable at any time to purchase .25 of a share of Parent's Common Stock at a price of $15.00 per share (such Series B Preferred shares and attached Warrants to be issued for each share of Company Common Stock constituting the "AMVC Common Conversion Ratio").

     (B) Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the CCL.

     (ii) Each share of the Company Series B Preferred Stock outstanding at the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one share of Series C Preferred, with each share of Series C Preferred to be accompanied by a Warrant, redeemable at any time by the holder for $2.50 in cash and exercisable at any time to purchase .25 of a share of Parent's Common Stock at a price of $15.00 per share (such Series C Preferred shares and attached Warrants to be issued for each share of Company Series B Preferred Stock constituting the "Series B Conversion Ratio" and, together with the AMVC Conversion Ratio, the "Conversion Ratios").

     (iii) Each share of Sub Common Stock issued and outstanding as of the Effective Time, shall, by virtue of the Merger and without any action on the part of Parent, the sole stockholder of Sub, be converted into one share of legally and validly issued, fully paid and nonassessable Common Stock, without par value, of the Surviving Corporation. The stock certificate of Sub evidencing ownership of Sub Common Stock shall by virtue of the Merger evidence ownership of Common Stock of the Surviving Corporation.

     (iv) In the event of any stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution payable in Parent Common Stock with respect to shares of Parent Common Stock (or if a record date with respect to any of the foregoing should occur) during the period between the date of this Agreement and the Effective Time, then the Conversion Ratios will be appropriately adjusted to reflect such stock split, combination, reclassification, recapitalization, exchange, stock dividend or other distribution.

     2.6 Exchange of Certificates; Payment. Series B Preferred and attached Warrants into which Company Common Stock shall be converted pursuant to the Merger and Series C Preferred and attached Warrants into which Company Series B Preferred Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. At the Closing, Parent shall deliver to the Transfer Agent certificates evidencing the number of shares of Series B Preferred and attached Warrants to which that Stockholder is entitled under
Section 2.5, together with the cash payment applicable thereto. The Company will cause to be delivered such transmittal letters, documents and instruments as Parent or Parent's transfer agent may reasonably request, each in form reasonably acceptable to Parent or such transfer agent. Parent shall also deliver to the Transfer Agent certificates evidencing the number of shares of Series C Preferred and attached Warrants to be issued pursuant to section 2.5(ii) above with respect to any shares of Company Series B Preferred Stock outstanding on the Effective Date."

     (b) The parties agree that, at the Effective Time, the Option dated October 14, 1998 for the purchase of Class A Common Stock of AMVC held by FMC (the "FMC Option") shall be exchanged for an Option (the "Key Option"),with an identical term and an aggregate exercise price of $2.52 million, to receive 210,000 shares of Key's Series B Convertible Preferred Stock, par value $10 per share (the "Key Series B Shares"), with an attached redeemable Warrant to purchase 52,500 shares of Key's Common Stock at an exercise price of $15.00 per share (the "Key Series B Warrants"). The Key Series B Shares and the attached Warrants shall be in the forms attached as Exhibits 2.5A and 2.5B, respectively, to the Merger Agreement.

     2. Representations and Warranties.

     (a) FMC represents and warrants to the other parties hereto as follows:

     (i) FMC is the record and beneficial owner of, and has good and marketable title to, the Company Series B Preferred Stock. FMC has the sole right to vote, and the sole power of disposition with respect to, the Company Series B Preferred Stock, and none of the Company Series B Preferred Stock is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Company Series B Preferred Stock, except as contemplated by the Series B Preferred Stock Purchase Agreement dated as of October 14, 1998 (the "Series B Purchase Agreement") between AMVC and FMC and by this Agreement.

     (ii) This Agreement has been duly authorized, executed and delivered by FMC. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding agreement of FMC enforceable against FMC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by FMC does not and will not conflict with any agreement, order or other instrument binding upon FMC, nor require FMC to make or obtain any regulatory filing or approval other than filings, if any, required pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) Key represents and warrants to FMC as follows:

     (i) This Agreement has been duly authorized, executed and delivered by Key and Sub. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding agreement of Key and Sub enforceable against Key and Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by Key and Sub does not and will not conflict with any agreement, order or other instrument binding upon Key or Sub, nor require Key or Sub to make or obtain any regulatory filing or approval other than filings, if any, required pursuant to the Exchange Act.

     (ii) The representations and warranties of Key contained in Article 4 of the Merger Agreement are true and correct in all respects as of the date hereof and will be true and correct as of the Effective Time as if made at the Effective Time. Key has delivered a true and correct copy of the Parent Disclosure Letter to FMC.

     (iii) Since September 30, 1999, there has not been a material adverse change in the business, operations, properties, assets or condition of Key and its subsidiaries (taken as a whole).

     (iv) The Key Series C Convertible Preferred Stock, par value $20 per share, to be issued to the holder of the Company Series B Preferred Stock pursuant to the Merger (the "Key Series C Shares" and, together with the Key Series B Shares, the "Key Preferred Shares"), the Warrants to purchase Common Stock of Key attached to the Key Series C Shares (the "Key Series C Warrants" and, together with the Key Series B Warrants, the "Key Warrants"), the Key Option, the Key Series B Shares and the Key Series B Warrants will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The shares of Common Stock of Key issuable upon conversion of the Key Preferred Shares or exercise of the Key Warrants (the "Underlying Shares") have been duly and validly authorized and, upon conversion of the Key Preferred Shares or exercise of the Key Warrants, will be validly issued, fully paid and nonassessable and free of preemptive rights. As of the Effective Time, the Key Series B Preferred Shares, the Key Warrants and the Underlying Shares shall have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and freely tradable in the hands of FMC. As of the Effective Time, the Underlying Shares shall have been authorized for listing on the Nasdaq National Market.

     (v) The Board of Directors of Key in approving this Agreement and the provisions contained herein has taken all action necessary or advisable to render the restrictions contained in any "fair price," "business combination," "control share acquisition," "super-majority voting" statute or other similar anti-takeover statute or regulation or provision of Key's charter or by-laws that may be applicable to FMC's right to receive Key securities at the Effective Time, and such restrictions are, inapplicable to this Agreement, the provisions contained herein and the transactions contemplated hereby.

     (vi) The Board of Directors of Key will not declare FMC to be an Adverse Person under that certain Rights Agreement, dated as of June 20, 1998 (the "Rights Agreement"), between Key and ChaseMellon Shareholder Services, L.L.C., as rights agent, nor shall a Distribution Date or the separation of the Rights occur thereunder as a result of the execution or delivery of this Agreement, the public announcement of any such execution and delivery or the performance or agreement by Key of its obligations and covenants contained in this Agreement.

     (c) AMVC represents and warrants to FMC as follows:

     (i) This Agreement has been duly authorized, executed and delivered by AMVC. Assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding agreement of AMVC enforceable against AMVC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and delivery of this Agreement by AMVC does not and will not conflict with any agreement, order or other instrument binding upon AMVC, nor require AMVC to make or obtain any regulatory filing or approval other than filings, if any, required pursuant to the Exchange Act.

     3. Other Covenants of FMC, Key and AMVC. (a) Until the termination of this Agreement in accordance with Section 6, FMC agrees and, with respect to, (ii) and (iii) below, AMVC agrees as follows:

     (i) At the AMVC Shareholders Meeting (including any adjournment or postponement thereof), FMC shall vote (or cause to be voted) any AMVC voting securities it may hold in favor of the Merger Agreement.

     (ii) At the Effective  Time,  the Series B Purchase  Agreement  (except for
Section 8.4 thereof which shall survive indefinitely) and the Registration Rights Agreement dated as of October 14, 1998 between AMVC and FMC shall terminate and be of no further force or effect.

     (iii) At the Effective Time, the Representative Agreement dated as of October 14, 1998 (the "Representative Agreement") between AMVC and FMC shall terminate and be of no further force or effect.

     (b) Key agrees as follows:

     (i) Key will cause the Key Series B Preferred Shares, the Key Warrants and the Underlying Shares to be registered under the Securities Act and freely tradable in the hands of FMC. Key shall cause the Underlying Shares to be authorized for listing on the Nasdaq National Market. Key shall, at all times, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Key Preferred Shares and the exercise of the Key Warrants.

     (ii) The Board of Directors of Key shall take all action necessary or advisable to render the restrictions contained in (A) any "fair price,"
"business combination," "control share acquisition," "super-majority voting" statute or other similar antitakeover statute or regulation or provision of Key's charter or by-laws or (B) the Rights Agreement inapplicable to this Agreement, the provisions contained herein and the transactions contemplated hereby. Key shall not take any action to impede or otherwise frustrate this Agreement, the provisions contained herein and the transactions contemplated hereby or to any subsequent transactions by FMC involving Common Stock of Key.

     4.  Release  and  Waiver.  Each  of  Key  and  AMVC,  for  itself  and  its subsidiaries, predecessors, successors and assigns, and for each of its and their respective directors, officers, employees, managers, agents, shareholders and attorneys acting as such (collectively, the "Releasing Persons"), does hereby forever and unconditionally release, acquit and discharge FMC and its subsidiaries, stockholders, affiliates, directors, officers, employees, agents, attorneys and consultants, and the predecessors, successors and assigns of each of them (collectively, the "Released Persons"), and FMC for itself and all such persons releases Key and AMVC and all such persons from any and all claims, controversies, covenants, representations, warranties, demands, promises, contracts, agreements, causes of action, suits, liabilities, obligations, debts or other responsibility of whatever kind or nature, whether known or unknown, whether in law or in equity, which the Releasing Persons ever had, now have or may have against any Released Person for any matter, thing, event, action or omission which in any way, directly or indirectly, relates to or arises out of or is connected to (i) the Merger Agreement, the Company Series B Preferred Stock or the Representative Agreement (including the provisions of Section 2(8) thereof), (ii) any act or omission by any representative of FMC (including Rod Larson, Babette Gozum and Marc T. Giles) in respect of matters pertaining to AMVC or (iii) the operation of the businesses operated by AMVC, or any other acts, facts, omissions, transactions, occurrences or other subject matters relating thereto, arising therefrom or in connection therewith; provided, however, that nothing contained herein shall release any obligation created under this Agreement or claim to enforce it.

     5. Indemnification. Key agrees to pay, perform and discharge and indemnify and hold harmless each FMC Group Member from and against any and all Expenses incurred by such FMC Group Member in connection with or arising from: (i) any claim, action, suit or proceeding made by stockholders or former stockholders of AMVC in their capacities as such or putatively on behalf of AMVC, in each case relating to or arising out of the Merger Agreement, this Agreement or any of the transactions contemplated thereby or hereby or (ii) any inaccuracy in or breach of any of the representations or warranties made by Key herein or any breach by Key of its covenants or agreements contained herein, including all efforts taken by FMC to collect payments due it under this Section 5. For purposes of this Agreement, "FMC Group Member" means FMC, its subsidiaries and its and their respective directors, officers, employees, agents, attorneys and consultants. "Expenses" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding (including settlement costs, court filing fees, court costs, arbitration fees or costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

     6. Termination. The obligations of the parties hereunder shall terminate upon the termination of the Merger Agreement for any reason, except for Sections 4 and 5 hereof which shall survive any termination of obligations hereunder indefinitely. In addition, FMC shall have the right to terminate its obligations hereunder if (a) a material Breach of any provision of this Agreement has been committed by any other party hereto, and in any such case such Breach has not been waived by FMC or is not cured by such other party hereto within ten days following receipt of notice of the Breach, (b) the Merger Agreement shall have been amended without the prior written approval of FMC or any provision in the Merger Agreement shall have been waived by AMVC without the prior written approval of FMC or (c) if the Merger is enjoined by the order of any court of competent jurisdiction if such order remains in effect for a period of 30 or more calendar days; provided, however, that, notwithstanding clause (b), the Merger Agreement may be amended without the consent of FMC to increase the consideration being paid to holders of AMVC Common Stock in the Merger so long as there is a proportionate increase to the consideration being paid with respect to the Company Series B Preferred Stock and in exchange for the FMC Option.

     7. Further Assurances. The parties hereto will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as any party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     8. Successors, Assigns and Transferees Bound. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of any party hereto who is an individual, such as an executor or heir) shall be bound by the terms hereof, and the parties hereto shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

     9. Remedies. Each of the parties hereto acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the other parties irreparable harm. Accordingly, each of the parties hereto agrees that in the event of any breach or threatened breach of this Agreement, the other parties, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

     10. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     11. Amendment. This Agreement may be amended only by means of a written instrument executed and delivered by all of the parties hereto.

     12. Governing Law. This Agreement shall be governed by, and construed in accordance in accordance with, the laws of the State of Oregon, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     13. Capitalized Terms. Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

     14. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     15. No limitation on Actions of Marc T. Giles as Director. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require Marc T. Giles to take or in any way limit any action that Marc T. Giles may take to discharge his fiduciary duties as a director of AMVC.

     IN WITNESS WHEREOF, FMC, Key, Sub and AMVC have caused this Agreement to be duly executed as of the date first written above.


                                     FMC CORPORATION


                                     By:  /s/ Charles H. Cannon, Jr.
                                     -----------------------------------
                                     Name:  Charles H. Cannon, Jr.
                                     Title: Vice President



                                     KEY TECHNOLOGY, INC.


                                     By:  /s/ Thomas C. Madsen
                                     -----------------------------------
                                     Name:  Thomas C. Madsen
                                     Title: Chairman and CEO



                                     KTC ACQUISITION CORP.


                                     By:  /s/ Thomas C. Madsen
                                     -----------------------------------
                                     Name:  Thomas C. Madsen
                                     Title: President



                                     ADVANCED MACHINE VISION CORPORATION


                                     By:  /s/ William J. Young
                                     -----------------------------------
                                     Name:  William J. Young
                                     Title: Chief Executive Officer